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                                                                      EXHIBIT 11


[LOGO]                                       COOPERS & LYBRAND L.L.P.
                                             [vertical line]


                                             a professional services firm





                           CONSENT OF INDEPENDENT ACCOUNTANTS



To the Trustees of Schroder Capital Funds (Delaware):

     We hereby consent to the following with respect to Post-Effective Amendment No. 61 to the Registration Statement on Form N-1A (File No. 2-34215) of Schroder Capital Funds (Delaware) (consisting of Schroder U.S. Equity Fund, the "Fund"):

     1. The reference to our firm under the heading "Financial Highlights" in the Prospectus.

     2. The incorporation by reference of our report dated December 23, 1996 on our audit of the financial statements and financial highlights of the Fund, which report is included in the Fund's Annual Report for the year ended October 31, 1996, which is incorporated by reference in the Statement of Additional Information.

     3. The reference to our firm under the heading "Independent Accountant" in the Statement of Additional Information.



                                   /s/Coopers & Lybrand L.L.P./

                                   COOPERS & LYBRAND L.L.P.



Boston, Massachusetts
April 18, 1997